EXHIBIT INDEX TO SCHEDULE 13G

EXHIBIT 1

Agreement among CGM, CFP, CGM Holdings and Citigroup as to joint filing of Schedule 13G.

EXHIBIT 1

AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G

Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: November 10, 2025

Citigroup Global Markets Inc.

By: /s/ Ronny Ostrow

Title: Assistant Secretary

Citigroup Global Markets Inc.

By: /s/ Ronny Ostrow

Title: Assistant Secretary

Citigroup Financial Products Inc.

By: /s/ Ronny Ostrow

Title: Assistant Secretary

Citigroup Global Markets Holdings Inc.

By: /s/ Ronny Ostrow

Title: Assistant Secretary

Citigroup Inc.

By: /s/ Ronny Ostrow

Title: Assistant Secretary